UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2024

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by QuidelOrtho Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2024 (the “Initial Form 8-K”), the Company announced, among other matters, that on November 7, 2024, the Company appointed Philip McLellan to serve as the Company’s Chief Operations Officer (“COO”), effective November 15, 2024.

At the time of the Initial Form 8-K, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) had not determined new compensation arrangements for Mr. McLellan in connection with his appointment as the Company’s COO (the “COO Compensation Terms”). This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to describe the subsequently approved COO Compensation Terms for Mr. McLellan.

On November 18, 2024 (the “Effective Date”), in connection with his increased responsibilities as COO, the Compensation Committee approved an increase to Mr. McLellan’s base salary from $399,769 to $515,000, effective as of the Effective Date, which includes a merit increase for 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024

QUIDELORTHO CORPORATION

By:	/s/ Michelle A. Hodges
Name:	Michelle A. Hodges
Its:	Secretary